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Exhibit 99.(a)(6)

National Grid Transco plc

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL
https://www.proxyvotenow.com/ngg		1-866-849-8138
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

DETACH PROXY CARD HERE

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.
RESOLUTIONS AGM		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN	RESOLUTIONS EGM		FOR	AGAINST	ABSTAIN

1.	To receive the Annual Report and Accounts	☐	☐	☐	7.	To reappoint Steve Holliday	☐	☐	☐	1.*	To approve the Return of Cash	☐	☐	☐
2.	To declare a final dividend	☐	☐	☐	8.	To reappoint PricewaterhouseCoopers LLP as auditors and set their remuneration	☐	☐	☐	2.	To authorise the Directors to allot shares	☐	☐	☐
3.	To reappoint John Allan	☐	☐	☐	9.	To approve the Directors' Remuneration Report	☐	☐	☐	3.*	To disapply pre-emption rights	☐	☐	☐
4.	To reappoint Paul Joskow	☐	☐	☐	10.*	To change the name of the Company to National Grid plc	☐	☐	☐	4.*	To authorise the Company to purchase its own shares	☐	☐	☐
5.	To reappoint Roger Urwin	☐	☐	☐	11.*	To amend the memorandum of association	☐	☐	☐	5.*	To amend the articles of association.	☐	☐	☐
6.	To reappoint John Grant	☐	☐	☐	12.*	To adopt new articles of association * Special Resolution	☐	☐	☐	*	Special Resolution
							SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.	Date Share Owner sign here	Co-Owner sign here

TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY SHARES ("ADSs")
REPRESENTING ORDINARY SHARES OF
NATIONAL GRID TRANSCO PLC

The Bank of New York (the "Depositary") has received notice that the Annual General Meeting of NATIONAL GRID TRANSCO PLC will be held at The International Convention Centre, Birmingham, England on 25 July 2005 at 2:00 p.m., and an Extraordinary General Meeting will be held at 2:15 p.m. or, if later, immediately following the Annual General Meeting for the purposes set forth in the Notices of the Annual General Meeting and Extraordinary General Meeting ("the Meetings").

This Voting Instruction Card may be used by the registered holder of ADSs as shown on the attached card to attend, speak and vote at the Meetings of NATIONAL GRID TRANSCO PLC. Only the registered holder of record at the close of business on June 6, 2005, will be entitled to utilize the attached Voting Instruction Card.

If you wish the Depositary or its nominee to vote or execute a proxy to vote the Ordinary Shares represented by your ADSs for or against the resolutions to be proposed at the Meetings kindly execute and forward the attached Voting Instruction Card to the Depositary. The enclosed postage paid envelope is provided for this purpose.

If you wish to attend, speak and vote at the Meetings other than through the Depositary or its nominee, you or your validly appointed proxy may utilize the Voting Instruction Card to gain entrance to the Meetings for such purposes. Please contact The Bank of New York at 1-800-466-7215 (610-382-7836 outside the US) for details.

The Bank of New York, Depositary

Dated: June 15, 2005

NATIONAL GRID TRANSCO PLC

        The undersigned, a registered holder of American Depositary Shares ("ADSs") representing Ordinary Shares of NATIONAL GRID TRANSCO PLC on the books of the Depositary on the record date of June 6, 2005 hereby delivers this Proxy Card to the Depositary and requests and authorizes the Depositary or its nominee to vote or execute a proxy to vote the underlying Ordinary Shares represented by such ADSs, on the resolutions at the Annual General Meeting of NATIONAL GRID TRANSCO PLC to be held in Birmingham, England on July 25, 2005, at 2:00 p.m., and the Extraordinary General Meeting to be held at 2:15 p.m. or, if later, immediately following the Annual General Meeting, including any adjournment or postponement thereof, in accordance with the instructions set forth hereon.

        In order to have the Depositary or its nominee vote the Ordinary Shares represented by such ADSs, this Voting Instruction Card must be received by the Depositary before 5:00 p.m., July 18, 2005. If you wish to attend, speak and vote at the Meetings other than through the Depositary or its nominee, you or your validly appointed proxy may utilize the Voting Instruction Card to gain entrance to the Meetings for such purposes.

        These instructions, when properly signed, dated and timely returned to the Depositary, will be voted in the manner directed herein. If these instructions are properly signed and dated, but no direction is made, the underlying Ordinary Shares represented by such ADSs will not be voted at the Meetings

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this Voting Instruction Card exactly as your name appears on the face of this card and on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

If you consent to use the internet site to receive all future annual reports and company notices, please mark this box.	☐	NATIONAL GRID TRANSCO PLC P.O. BOX 11243 NEW YORK, N.Y. 10203-0243
To change your address, please mark this box.	☐
To include any comments, please mark this box.	☐

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL
https://www.proxyvotenow.com/ngg		1-866-849-8138
• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

DETACH PROXY CARD HERE

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.
RESOLUTIONS AGM		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN	RESOLUTIONS EGM		FOR	AGAINST	ABSTAIN

1.	To receive the Annual Report and Accounts	☐	☐	☐	7.	To reappoint Steve Holliday	☐	☐	☐	1.*	To approve the Return of Cash	☐	☐	☐
2.	To declare a final dividend	☐	☐	☐	8.	To reappoint PricewaterhouseCoopers LLP as auditors and set their remuneration	☐	☐	☐	2.	To authorise the Directors to allot shares	☐	☐	☐
3.	To reappoint John Allan	☐	☐	☐	9.	To approve the Directors' Remuneration Report	☐	☐	☐	3.*	To disapply pre-emption rights	☐	☐	☐
4.	To reappoint Paul Joskow	☐	☐	☐	10.*	To change the name of the Company to National Grid plc	☐	☐	☐	4.*	To authorise the Company to purchase its own shares	☐	☐	☐
5.	To reappoint Roger Urwin	☐	☐	☐	11.*	To amend the memorandum of association	☐	☐	☐	5.*	To amend the articles of association.	☐	☐	☐
6.	To reappoint John Grant	☐	☐	☐	12.*	To adopt new articles of association * Special Resolution	☐	☐	☐	*	Special Resolution
							SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.	Date Share Owner sign here	Co-Owner sign here

AMERICAN DEPOSITARY RECEIPTS
CONFIDENTIAL VOTING INSTRUCTIONS
TO: THE TRUSTEE UNDER
NATIONAL GRID COMPANIES' INCENTIVE THRIFT PLAN

        The undersigned hereby directs the Trustee to vote, in person or by proxy, the American Depositary Shares (ADSs) credited to my account in the form of American Depositary Receipts (ADRs) under the referenced plan as of June 6, 2005, at the Annual General Meeting of National Grid Transco plc to be held in Birmingham, England on July 25, 2005, at 2:00 p.m. and the Extraordinary General Meeting to be held at 2:15 p.m. or, if later, immediately following the Annual General Meeting, including any adjournment or postponement thereof, in accordance with my directions on the reverse side, and with discretionary authority as to any other matters that may properly come before the Meeting.

        If this voting instruction is completed, dated, signed and returned to the Trustee's tabulator by 5:00 p.m. (EST) on July 14, 2005, the shares represented by this instruction will be voted in the manner directed herein by the undersigned. If this voting instruction is signed but no specific direction as to a resolution is marked, the undersigned shall be deemed to have instructed the Trustee to vote "FOR" all of the resolutions.

        The Trustee will vote the ADSs held in the form of ADRs under the referenced plan which have not been allocated to participants or for which instructions are not received in the same proportion as those for which instructions are received.

TO BE COMPLETED, SIGNED AND DATED ON REVERSE SIDE

If you consent to use the internet site to receive all future annual reports and company notices, please mark this box.	☐	NATIONAL GRID TRANSCO PLC P.O. BOX 11409 NEW YORK, N.Y. 10203-0409
To change your address, please mark this box.	☐
To include any comments, please mark this box.	☐

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

DETACH PROXY CARD HERE

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.
RESOLUTIONS AGM		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN	RESOLUTIONS EGM		FOR	AGAINST	ABSTAIN
1.	To receive the Annual Report and Accounts	☐	☐	☐	7.	To reappoint Steve Holliday	☐	☐	☐	1.*	To approve the Return of Cash	☐	☐	☐
2.	To declare a final dividend	☐	☐	☐	8.	To reappoint PricewaterhouseCoopers LLP as auditors and set their remuneration	☐	☐	☐	2.	To authorise the Directors to allot shares	☐	☐	☐
3.	To reappoint John Allan	☐	☐	☐	9.	To approve the Directors' Remuneration Report	☐	☐	☐	3.*	To dis-apply pre-emptions	☐	☐	☐
4.	To reappoint Paul Joslow to National Grid plc	☐	☐	☐	10.*	To change the name of the Company	☐	☐	☐	4.*	rights To authorise the Company to purchase its own shares	☐	☐	☐
5.	To reappoint Roger Urwin association	☐	☐	☐	11.*	To amend the memorandum of	☐	☐	☐	5.*	To amend the articles of association	☐	☐	☐
6.	To reappoint John Grant	☐	☐	☐	12.*	To adopt new articles of association	☐	☐	☐	*	Special Resolution
					*	Special Resolution
							SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.	Date Share Owner sign here	Co-Owner sign here

NATIONAL GRID TRANSCO PLC
Instructions to THE BANK OF NEW YORK, as Depositary
(Must be received prior to 5:00 p.m. on July 18, 2005)

        The undersigned beneficial holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipts of NATIONAL GRID TRANSCO PLC in which the undersigned has a beneficial interest at the close of business on June 6, 2005, at the Annual General Meeting of NATIONAL GRID TRANSCO PLC to be held in Birmingham, England on July 25, 2005, at 2:00 p.m. and the Extraordinary General Meeting to be held at 2:15 p.m. or, if later, immediately following the Annual General Meeting, including any adjournment or postponement thereof, in respect of the resolutions listed on the reverse.

NOTE:

1.
Please direct the Depositary how it is to vote by placing an "X" in the appropriate box opposite the resolutions.

2.
Under the terms of the Deposit Agreement a beneficial shareholder is not entitled to attend the Meeting. However, if you wish to attend the Meeting, National Grid Transco plc would welcome your presence. Please call the National Grid Transco Shareholder Relations division at The Bank of New York at 1-800-466-7215 for further information.

  IF NO MARK IS MADE WITH RESPECT TO ONE OR MORE PROPOSALS ON THE REVERSE SIDE HEREOF, THE SHARES REPRESENTED BY THE RECEIPT WILL BE VOTED "FOR" EACH SUCH UNMARKED PROPOSAL.

To include any comments, please mark this box.    ☐

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

QuickLinks

  Exhibit 99.(a)(6)
TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY SHARES ("ADSs") REPRESENTING ORDINARY SHARES OF NATIONAL GRID TRANSCO PLC
NATIONAL GRID TRANSCO PLC
AMERICAN DEPOSITARY RECEIPTS CONFIDENTIAL VOTING INSTRUCTIONS TO: THE TRUSTEE UNDER NATIONAL GRID COMPANIES' INCENTIVE THRIFT PLAN
NATIONAL GRID TRANSCO PLC Instructions to THE BANK OF NEW YORK, as Depositary (Must be received prior to 5:00 p.m. on July 18, 2005)